UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

Monsanto Company

(Exact name of registrant as specified in its charter)

Delaware	001-16167	43-1878297
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 694-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 13, 2016, Monsanto Company (the “Company”) held a special meeting of shareowners (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 14, 2016, by and among Bayer Aktiengesellschaft (“Bayer”), KWA Investment Co.(“Merger Sub”) and the Company, which provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Bayer.

As of November 7, 2016, the record date for the Special Meeting, there were 438,176,196 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 331,183,555 shares of Common Stock, representing approximately 75.58% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)	The adoption of the Merger Agreement;

(2)	The approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger; and

(3)	The approval of the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum.

Each of the three proposals was approved by the requisite vote of the Company’s shareowners. The final voting results for each proposal are described below. For more information on each of these proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 10, 2016.

1.	Proposal to adopt the Merger Agreement:

Votes Cast For		Votes Cast Against
Number	% of Votes Outstanding	Number	% of Votes Outstanding	Abstain	Broker Non-Votes
327,186,652	74.67%	3,190,094	0.73%	806,809	–

2.	Proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger:

Votes Cast For		Votes Cast Against
Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
317,439,830	96.23%	12,440,328	3.77%	1,303,397	–

3.	Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or in the absence of a quorum:

Votes Cast For		Votes Cast Against
Number	% of Votes Cast	Number	% of Votes Cast	Abstain	Broker Non-Votes
299,895,313	90.77%	30,506,267	9.23%	781,975	–

Item 8.01	Other Events.

On December 13, 2016, the Company issued a press release regarding shareowner approval of the Merger Agreement and certain related matters. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description of Document

99.1	Press Release of Monsanto Company dated December 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MONSANTO COMPANY

Date: December 13, 2016	/s/ Jennifer L. Woods
Jennifer L. Woods
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release of Monsanto Company dated December 13, 2016